UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Executive Employment Agreement with Chief Legal and Compliance Officer

On October 30, 2015, OncoSec Medical Incorporated (the “Company”) entered into an executive employment agreement (the “Employment Agreement”) with Sheela Mohan-Peterson, who was appointed Chief Legal and Compliance Officer of the Company on August 24, 2015. The Employment Agreement is effective as of November 1, 2015. The principal terms of the Employment Agreement are as follows:

The Employment Agreement provides for the following, among other things: (a) a base annual salary of $231,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; and (c) if Ms. Mohan-Peterson is terminated other than for cause, by death or by disability, or if she terminates her employment with the Company for good reason, then Ms. Mohan-Peterson will be entitled to receive severance payment by the Company of an amount equal to twelve (12) months of her then-current base annual salary, less applicable statutory deductions and withholdings, to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the Employment Agreement, which breach is not cured within 20 days after written notice to Ms. Mohan-Peterson from the Company; (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 20 days after written notice to Ms. Mohan-Peterson from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally; and (ii) the term “good cause” is defined to mean any one or more of the following events without Ms. Mohan-Peterson’s consent: (a) a reduction in the amount of Ms. Mohan-Peterson’s base compensation in a manner that disproportionately adversely affects Ms. Mohan-Peterson as compared to other senior management of the Company; or (b) any material change in Ms. Mohan-Peterson’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such change; provided in either case that the Company shall have 15 business days following its receipt of written notice from Ms. Mohan-Peterson to cure any such event before it is deemed an event constituting “good cause.”

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer
(Principal Executive Officer)